UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Chiasma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

As previously disclosed, on May 4, 2021, Chiasma, Inc., a Delaware corporation (the “Company” or “Chiasma”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amryt Pharma plc, a public limited company incorporated under the laws of England and Wales (“Amryt”), and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Amryt (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Chiasma (the “Merger”), with Chiasma surviving as an indirect wholly owned subsidiary of Amryt. On July 2, 2021, Chiasma filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) with respect to the special meeting of Chiasma’s stockholders scheduled to be held on August 3, 2021 in connection with the Merger.

Litigation Related to the Merger

In connection with the proposed Merger eight complaints have been filed by purported Chiasma stockholders. On June 23, 2021, a purported stockholder filed a case captioned Yurkovich v. Chiasma, Inc., et al., No. 1:21-cv-05510, in the United States District Court for the Southern District of New York (“S.D.N.Y.”) against Chiasma and its directors. On June 29, 2021, a purported stockholder filed a complaint in S.D.N.Y. against Chiasma, its directors, Amryt, and Merger Sub, in a case captioned Dillion v. Chiasma, Inc. et al., No. 1:21-cv-05641. Also on June 29, 2021, a complaint was filed by a purported stockholder against Chiasma and its directors in the United States District Court for the Eastern District of New York in a case captioned Lawlor v. Chiasma, Inc. et al., No. 1:21-cv-03688. On June 30, 2021, a complaint was filed in S.D.N.Y. by a purported stockholder against Chiasma and its directors in a case captioned Marshall v. Chiasma, Inc., et al., No. 1:21-cv-05651. On July 1, 2021, a purported stockholder filed a complaint in S.D.N.Y. against Chiasma and its directors in a case captioned Raul v. Chiasma, Inc., et. al., No. 1:21-cv-05693. On July 14, 2021, a purported stockholder filed a complaint in United States District Court for the Eastern District of Pennsylvania against Chiasma, its directors, Amryt, and Merger Sub, in a case captioned Waterman v. Chiasma, Inc., et al., No. 2:21-cv-03127. On July 16, 2021, a complaint was filed in S.D.N.Y. by a purported stockholder against Chiasma and its directors in a case captioned Jenkins v. Chiasma, Inc., et al., No. 1:21-cv-06128 (S.D.N.Y.). On July 22, 2021, a purported stockholder filed a complaint in the United States District Court for the District of Delaware against Chiasma and its directors in a case captioned Walker v. Chiasma, Inc., et al (No. 1:21-cv-01056) (together, with the other cases, the “Merger Actions”). The complaints generally allege that the preliminary registration statement, filed with the SEC on June 15, 2021, contained materially incomplete and misleading information concerning financial projections for Chiasma and Amryt, the key inputs for the financial analyses performed by Duff & Phelps, a Kroll Business operating as Kroll, LLC, the sales process leading up to the proposed transaction, potential conflicts of interest involving Torreya Capital, LLC, and the Background of the Merger. The lawsuits seek various remedies, including a preliminary and/or permanent injunction prohibiting consummation of the proposed transaction, rescission of the Merger Agreement or any of the terms thereof or, in the event the transaction is already consummated, awarding the plaintiff rescissory damages, an accounting and costs and disbursements of the action, including reasonable attorneys’ and expert fees and expenses. Given the early stage of the proceedings, it is impossible to predict the outcome or to estimate possible loss or range of loss, if any. Chiasma believes the complaints are without merit. If additional similar complaints are filed, absent new or significantly different allegations, Chiasma will not necessarily disclose such additional filings.

While the Company believes the Merger Actions lack any merit and that the disclosures in the Proxy Statement comply fully with applicable law, solely in order to avoid the expense and distraction of litigation, the Company has determined voluntarily to supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”).

Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of the Supplemental Disclosures. To the contrary, the Company specifically denies all allegations that any of the Supplemental Disclosures, or any other additional disclosures, were or are material or otherwise required.

The Supplemental Disclosures will not affect the merger consideration to be paid to stockholders of the Company in connection with the Merger or the timing of the special meeting of the Company’s stockholders scheduled for August 3, 2021 at 9:00 a.m. Eastern Time.

The Company’s board of directors continues to unanimously recommend that stockholders vote: (a) “FOR” the proposal to adopt the Merger Agreement, (b) “FOR” the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Chiasma’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement and (c) “FOR” the proposal to adjourn or postpone the Chiasma special meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the Proxy Statement is timely provided to Chiasma stockholders.

Supplemental Disclosures to Proxy Statement

These Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and all defined and/or capitalized terms used below shall have the meanings set forth in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. As noted in the Proxy Statement, Duff & Phelps’s fairness opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, May 4, 2021. Duff & Phelps assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after May 4, 2021, and Duff & Phelps has not updated or revised its opinion subsequent to such date.

The section of the Proxy Statement titled “Background of the Merger” is hereby supplemented to add the underlined words in the following paragraph on page 52:

On July 27, 2020, Chiasma and an international pharmaceutical company (which we refer to as “Party A”) entered into a confidentiality agreement to provide for the exchange of information to explore a potential business relationship, and which included customary non-disclosure and standstill provisions that included the ability of Party A to make confidential proposals to Chiasma at any time following Chiasma’s public announcement of its entry into a definitive agreement with a third party to acquire Chiasma.

The section of the Proxy Statement titled “Opinion of the Chiasma Board’s Financial Advisor” is hereby revised to add the underlined words below to the following paragraph in the “Enterprise Valuation Analysis – Chiasma Standalone” section on page 76:

Duff & Phelps then discounted the projected unlevered free cash flow for fiscal years 2021 through 2030 and the terminal value for Chiasma using a weighted average cost of capital (which we refer to as “WACC”). Duff & Phelps estimated Chiasma’s WACC to range from 12.0 percent to 14.0 percent based on Chiasma’s estimated cost of equity of 9.8 percent to 14.5 percent derived from the Capital Asset Pricing Model.

The paragraph on page 79 in the Section “Estimate of Chiasma Equity Value Per Share on a Standalone, Pre-Transaction Basis” is revised to add the underlined words in the following paragraph:

Cash and Equivalents. As of December 31, 2020, Chiasma had approximately $156.0 million in cash, cash equivalents, marketable securities and restricted cash on its balance sheet, which was added to the enterprise value. This was comprised of approximately $15.4 million of cash and equivalents, approximately $120.0 million of marketable securities, and approximately $20.6 million of restricted cash.

Also on page 79, the following paragraph is revised to add the underlined words:

Chiasma Standalone Per Share Value Conclusions. After making the adjustments described above to the enterprise value, Duff & Phelps arrived at a range of adjusted equity values post capital raise. Based on (i) 57.904 million common shares outstanding, (ii) a range of shares issued from outstanding options using the treasury method, with a mid-point of 4.008 million shares (the range of shares issued from outstanding options using the treasury method, was 3.743 million to 4.310 million), (iii) 22.374 million shares issued from the capital raise, (iv) a range of shares issued for warrants, with a mid-point of 6.235 million shares (the range of shares issued from outstanding warrants using the treasury method was 6.234 million to 6.235 million), and (v) 0.109 million shares issued from restricted stock units and awards, Duff & Phelps’s analysis indicated a range of values from $7.53 per share to $8.53 per share of Chiasma common stock on a fully diluted basis. The number of shares issued from warrants, options, and restricted stock units and awards was based on the cashless treasury stock method.

On page 81, the Section “Combined Company Discounted Cash Flow Analysis” is supplemented to add the following underlined words to the paragraph beginning:

Duff & Phelps calculated a terminal value for the combined company by utilizing a perpetuity rate of decline of 20.0 percent as estimated by Chiasma management. Duff & Phelps then discounted the projected unlevered free cash flow for fiscal years 2021 through 2030 and the terminal value for the combined company using a WACC ranging from 10.5 percent to 12.5 percent. The estimated WACC was based on the combined company’s estimated cost of equity of 9.8 percent to 13.9 percent using the Capital Asset Pricing Model.

Also on page 81, the following underlined words are added:

The discounted cash flow analysis resulted in estimated total enterprise values of the combined company ranging from $1,890.0 million to $2,190.0 million, and an estimated present value of the terminal value after 2030 of approximately $480 million to $605 million using a present value of perpetuity approach. The table below provides a summary of the results of Duff & Phelps’s DCF analysis of the combined company.

On page 82, in the Section “Estimated Value of the Merger Consideration,” the following paragraph is revised to add the underlined words:

Cash and Equivalents. As of December 31, 2020, Chiasma had approximately $156.0 million in cash, cash equivalents, marketable securities and restricted cash and Amryt had approximately $118.8 million in cash, marketable securities and restricted cash on their respective balance sheets, which was added to the combined company’s enterprise value. Amryt’s cash and cash equivalents as of December 31, 2020, was comprised of approximately $118.6 million of available cash on deposit at banks and approximately $223,000 of restricted cash.

On page 90, the Section “Torreya Capital, LLC” is revised to add the underlined words:

Chiasma has paid Torreya for its services as the financial advisor to Chiasma in connection with the transaction a retainer fee of $50,000, upon execution of its engagement letter, and has agreed to pay Torreya a transaction fee, which is contingent upon successful completion of the transaction. The transaction fee is currently estimated, based on the information available as of the date of announcement, to be between approximately $8.0 million and $10.0 million. Chiasma also has agreed to reimburse Torreya for its expenses incurred in connection with Torreya’s engagement and to indemnify Torreya and its subsidiaries, parents, affiliates and their respective successors and assigns against certain liabilities arising out of Torreya’s engagement. Other than the engagement disclosed in this proxy statement/prospectus, Torreya has done no work for Chiasma or Amryt in the past two years.

The section of the Proxy Statement titled “Certain Prospective Financial Information Reviewed by the Chiasma Board and Its Financial Advisor” is supplemented to add the following note to the “Revised Range for Acromegaly” chart on page 94:

Note: Scenario 1 assumes a year over year decline as a result of competitive entrants. Scenario 2 assumes a year over year increase reflecting maintenance of peak market share with growth mainly sourced from price increases.

Also on page 94, the word “revised” is deleted and replaced with the word “new” in the paragraph starting “Chiasma’s senior management…” as follows:

Chiasma’s senior management prepared revisions to the Unadjusted Chiasma Projections, which included ~~revised~~ new projected revenue ranges for US acromegaly for 2026-2029 and new revenue ranges for U.S. acromegaly, U.S. NET and EU acromegaly for 2030 (collectively, which we refer to as the “Revised Unadjusted Chiasma Projections”), which are presented in the table below.

Also on page 94, the following paragraph in the Section “Summary of the Adjusted Chiasma Projections” is revised to add the underlined words in the following sentence:

Set forth in the table below is a summary of the adjusted set of Chiasma projections (which we refer to as the “Adjusted Chiasma Projections”). The Adjusted Chiasma Projections reflect Chiasma management’s: (1) selection of the mid-point of the revenue range for U.S. acromegaly from the Unadjusted Chiasma Projections for 2021-2025 and Revised Unadjusted Chiasma Projections for 2026-2030 on additional insights from Chiasma’s Q1 sales trends; (2) selection of the “conservative” revenue forecast for NET from the Unadjusted Chiasma Projections for 2021-2029 and Revised Unadjusted Chiasma Projections for 2030, which included revised and adjusted market share assumptions based on additional analysis of the most recently completed healthcare professional quantitative survey; (3) assessment of the probability of success for EU acromegaly and U.S. NET; (4) expansion of consolidated profit and loss numbers to 2030; (5) addition of operating expenses to support projected revenue increases beyond 2025 based on Chiasma management’s updated analysis of costs; (6) addition of operating expenses for SG&A to support incremental revenues; and (7) adjustments to working capital beyond 2025 to align with industry benchmarks. Net operating profit after taxes is EBIT less taxes and Unlevered free cash flow is net operating profit after taxes plus tax depreciation less capital expenditures less investment in working capital.

On page 96, the Section “Summary of Chiasma Management Adjusted Amryt Projections” is supplemented by adding the following chart after the paragraph starting “The revenue projections included in the Chiasma Management Adjusted Amryt Projections…”:

Product	Indication	Geographic Locations (1)	POS (2)	Year of Launch
Lomitapide	HoFH	US	100%	Launched
		EMEA		Launched
		RoW		Launched
	FCS	US / EU	59.30%	2025
Metreleptin	GL	US	100%	Launched
	GL and PL	EMEA		Launched
	GL and PL	RoW		Launched
	PL	US	80.00%	2026
Filsuvez	EB	US	90.00%	2022
		EMEA		2022
		RoW		2023
AP103	EB	All	10.00%	2026

(1)	“RoW” means Geographic Locations outside US and EMEA in which sales are occurring or are projected to occur.
(2)	Based on industry benchmarks for clinical development and regulatory approval success for orphan and rare disease products, per Amryt and Chiasma management.

Forward-Looking Statements

This communication relates to a proposed business combination transaction between Amryt and Chiasma. This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Amryt or Chiasma stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the merger on the ability of Amryt or Chiasma to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Amryt or Chiasma do business, or on Amryt’s or Chiasma’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability of Amryt to successfully integrate Chiasma’s operations; the ability of Amryt to implement its plans, forecasts and other expectations with respect to Amryt’s business after the completion of the transaction and realize expected synergies; and business disruption following the merger. These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form F-4, and if necessary, the registration statement on Form F-6, and were included in the Definitive Proxy Statement/prospectus that was filed with the SEC on July 2, 2021 in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form F-4, and if necessary, the registration statement on Form F-6, are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, see the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Amryt’s Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 30, 2021 and Amryt’s Form 6-K for the quarter ended March 31, 2021 filed with the SEC on May 4, 2021, and Chiasma’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither Amryt nor Chiasma undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, on June 15, 2021, Amryt filed with the SEC a registration statement on Form F-4, which was declared effective by the SEC on July 1, 2021, that includes a proxy statement of Chiasma and that also constitutes a prospectus of Amryt, and each of Chiasma and Amryt may file with the SEC other documents regarding the proposed transaction. This communication is not a substitute for the Definitive Proxy Statement/prospectus or registration statement or any other document that Amryt or Chiasma may file with the SEC. The Definitive Proxy Statement/prospectus was mailed to stockholders of Amryt and Chiasma on or about July 2, 2021. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT AMRYT, CHIASMA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents, once such documents are filed with the SEC, free of charge through the website maintained by the SEC at www.sec.gov or from Amryt at its website, https://amrytpharma.com, or from

Chiasma at its website, https://chiasma.com. Documents filed with the SEC by Amryt will be available free of charge by accessing Amryt’s website under the heading Investors, or, alternatively, by contacting Amryt’s Investor Relations department at ir@amrytpharma.com, and documents filed with the SEC by Chiasma will be available free of charge by accessing Chiasma’s website at https://chiasma.com under the heading News and Investors or, alternatively, by contacting Chiasma’s Investor Relations department at investor.relations@chiasmapharma.com.

Participants in the Solicitation

Amryt and Chiasma and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Chiasma in respect of the proposed transaction under the rules of the SEC. Information about Chiasma’s directors and executive officers is available in Chiasma’s definitive proxy statement dated April 26, 2021 for its 2021 Annual Meeting of Stockholders. Information about Amryt’s directors and executive officers is available in Amryt’s Annual Report on Form 20-F filed with the SEC on April 30, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Definitive Proxy Statement/prospectus, which was filed on July 2, 2021, and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Chiasma or Amryt using the sources indicated above.